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                                  AMENDMENT TO

                           ANALYSIS & TECHNOLOGY, INC.
                           SAVINGS AND INVESTMENT PLAN


WHEREAS, Analysis & Technology, Inc. (the "Employer") heretofore adopted the Analysis & Technology, Inc. Savings and Investment Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan to reflect the merger of the Applied Science Associates, Inc. Employee Stock Ownership and Profit Sharing Plan into the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective, except as otherwise specifically provided, as of September 30, 1995, as follows:

1. Section 2.1 of the Plan shall be amended to read in its entirety as follows:

     2.1 YEAR OF SERVICE. An Employee shall be credited with a Year of Service for each Plan Year in which he is credited with at least one thousand (1,000) Hours of Service.

     Effective January 1, 1995, any Participant who was a participant in the Applied Science Associates, Inc. 401(k) Retirement Savings Plan (the "ASA 401(k) Plan") and whose account balance under the ASA 401(k) Plan was transferred to this Plan in connection with the merger of the ASA 401(k) Plan with this Plan shall be credited with an additional Year of Service in determining such Participant's nonforfeitable (vested) right to his Account under the applicable vesting schedule pursuant to Section 6.1.

     For purposes of this Section 2.1, any Employee of Applied Science Associates, Inc. who becomes a Participant in this Plan on or after September 30, 1995 shall be credited with any "Years of Service" completed under the Applied Science Associates, Inc. Employee Stock Ownership and Profit Sharing Plan (the "ASA Profit-Sharing Plan"). In addition, any Participant who was a participant in the ASA Profit-Sharing Plan and whose account balance under the ASA Profit-Sharing Plan was transferred to this Plan in connection with the merger of the ASA Profit-Sharing Plan with this Plan shall be credited with an additional Year of Service in determining such Participant's nonforfeitable (vested) right to his Account under the applicable vesting schedule pursuant to Section 6.1.

2.   Article Eight of the Plan shall be amended by adding the following Section
     8.3:

     8.3 WITHDRAWAL OF ASA PLAN ACCOUNT. The provisions of this Section shall apply to any Participant who was a participant in the Applied Science Associates, Inc. Employee Stock Ownership and Profit Sharing Plan (the "ASA Plan") and whose account balance under the ASA Plan (the Participant's "ASA Account") was transferred to this Plan in connection with the merger of the ASA Plan with this Plan as of September 30, 1995. Any such Participant, who is 100% vested in his

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     Account under Section 6.1, may apply in writing to the Plan Administrator to withdraw up to 50% of the balance of his ASA Account. However, such withdrawal may not exceed that part of the balance of the ASA Account attributable to contributions that had been credited to the Participant's ASA Account for at least five (5) years. Withdrawals shall be paid as soon as administratively practicable following such Participant's withdrawal request. However, once a Participant makes a withdrawal under this Section 8.3, he may not make another such withdrawal until three (3) years after the date of the prior withdrawal.

3. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 9th day of September 1995.

                                    ANALYSIS & TECHNOLOGY, INC.

                                    By: /s/  DAVID M. NOLF
                                        ---------------------------------------
                                        Executive Vice President

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